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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 18, 1998 on the October 31, 1998 financial statements of the Advisors' Inner Circle Fund, incorporated by reference in the Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of the Advisors' Inner Circle Fund (File No. 33-42484), and to all references to our firm included in or made part of this Registration Statement.


                                             /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania,
 February 24, 1999